As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0854654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1775 Tysons Blvd., 5th Floor

McLean, VA 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christian Gates

Chief Financial Officer

1775 Tysons Blvd., 5th Floor

McLean, VA 22102

(800) 775-0982

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randy S. Segal, Esq. Rupa Briggs, Esq. Hogan Lovells US LLP 8350 Broad St., 17th Floor Tysons, VA 22102 (703) 610-6100

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

dated June 5, 2024

PRELIMINARY PROSPECTUS

NEXTNAV INC.

237,722 Shares of Common Stock

The selling stockholders named in this prospectus (the “Selling Stockholders”) may use this prospectus to offer and resell from time to time up to 237,722 shares (the “Registered Shares”) of NextNav Inc. (“we,” “us,” or the “Company”) Common Stock, par value $0.0001 per share (“Common Stock”). The Registered Shares were issued to the Selling Stockholders in accordance with that certain Indenture, dated May 9, 2023, by and among the Company and the parties thereto, as partial payment of interest due on the senior secured notes that were issued pursuant to that certain Note Purchase Agreement, dated May 9, 2023, by and among the Company the purchasers thereto. We are registering the offer and resale of the Registered Shares to satisfy the provisions of that certain Resale Registration Rights Agreement, dated May 9, 2023 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Registered Shares.

This prospectus provides you with a general description of the Registered Shares and the general manner in which the Selling Stockholders may offer or sell the Registered Shares. More specific terms of any Registered Shares that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Registered Shares being offered and the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus.

Our registration of the Registered Shares covered by this prospectus does not mean that the Selling Stockholders will issue, offer or sell, as applicable, any of the Registered Shares. The Selling Stockholders may offer and sell the Registered Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any proceeds from the sale of the Registered Shares by the Selling Stockholders pursuant to this prospectus. We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the sale of the Registered Shares pursuant to this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NN”. On June 3, 2024, the closing sale price of our Common Stock as reported on Nasdaq was $7.85.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4. You should carefully consider these risk factors, as well as other information contained in this prospectus, before making an investment decision. You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the section entitled “Selling Stockholders,” from time to time, of up to an aggregate of 237,722 shares of our Common Stock. We are not selling any of our securities under this prospectus, and we will not receive any proceeds from the sale by such Selling Stockholders of the Registered Shares.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described herein under the section entitled “Where You Can Find More Information; Incorporation by Reference.”

Any prospectus supplement or post-effective amendment to the registration statement that we file may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus (including the documents incorporated by reference herein) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “future,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus may include, for example, statements about:

•

expectations regarding our strategies and future financial performance, including future business plans or objectives, expected functionality of our geolocation services, anticipated timing and level of deployment of our services, including our TerraPoiNT system, anticipated demand and acceptance of our services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance our research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenue, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;

•	our ability to evolve our technology to be compatible with 5G New Radio technologies, and realize the technical benefits of such proposed evolution;
•

our ability to realize the anticipated technical and business benefits associated with the acquisition of NextNav France , and any subsequent mergers, acquisitions, or other similar transactions, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•

factors relating to our future operations, projected capital resources and financial position, estimated revenue and losses, projected costs and capital expenditures, prospects and plans, including the potential increase in customers on our Pinnacle network, the expansion of our services in Japan through MetCom, and expectations about other international markets;

•	our belief that continuing integration of our Pinnacle service into devices and applications will support revenue growth over the coming year;
•	projections of market growth and size, including the level of market acceptance for our services;
•	our ability to adequately protect key intellectual property rights or proprietary technology;
•	our ability to maintain our Location and Monitoring Service (“LMS”) licenses and obtain additional LMS licenses as necessary;
•

our ability to maintain adequate operational financial resources or raise additional capital or generate sufficient cash flows, including the adequacy of our financial resources to meet our operational and working capital requirements;

•	our ability to meet longer-term expected future cash requirements and obligations;
•	our ability to develop and maintain effective internal controls;
•	our success in recruiting and/or retaining officers, key employees or directors;
•	expansion plans and opportunities;
•	costs related to being a public company;
•	our ability to maintain the listing of our securities on Nasdaq;
•	macroeconomic factors and their effects on our operations;
•	the outcome of any known and unknown litigation and regulatory proceedings, as well as assumptions related to the foregoing; and
•	other factors detailed herein, including those incorporated herein by reference.

 These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

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MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including our products and services relative to our competitors, are based on estimates by our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information based on research, industry and general publications, including surveys and studies conducted by third parties. Industry publications, surveys and studies generally state that they have been obtained from sources believed to be reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified all data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to us being a leader in a market or product category refers to our belief that we have a leading market share, expertise or thought leadership position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding our various markets is based on how we define the markets for our products or services, which products or services may be either part of larger overall markets or markets that include other types of products and services. Assumptions and estimates regarding our current and future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus may contain some trademarks, service marks and trade names of the Company or of third parties. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision regarding our securities, you should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus and the information incorporated herein by reference and any applicable prospectus supplement.

Our Business

We are the market leader in delivering resilient, next generation positioning, navigation and timing (“PNT”) solutions designed to complement and back up existing Global Positioning System (“GPS”) and Global Navigation Satellite Systems by addressing the limitations and vulnerabilities inherent in space-based systems. Our complementary PNT solutions are built on a deep asset base, which we are evolving to utilize 5G New Radio (“5G NR”) technologies. We expect NextGen, the evolution of our technology platform to 5G NR, to significantly improve the efficiency and flexibility of our operations, technically enabling the delivery of high-quality PNT based on a 5G broadband deployment.  Since the inception of NextNav, LLC in 2007, we have secured valuable Federal Communications Commission (“FCC”) licenses for a contiguous 8 MHz band of Lower 900 MHz spectrum covering over 90% of the U.S. population, subject to appropriate regulatory approvals have signed an agreement to acquire licenses for an additional 4MHz of Lower 900MHz spectrum, been granted more than 190 patents related to our systems and services, and standardized our TerraPoiNT technology in 3GPP, the global telecommunications standards-setting body.

 On April 16, 2024, we petitioned the FCC to commence a rule making to update the Lower 900MHz band plan to allow the Company to utilize a 15MHz nationwide configuration for both PNT and 5G broadband. The Company believes that modernizing the Lower 900 MHz Band will simultaneously enable a high-performing terrestrial PNT network to complement and back up GPS, a critical national security imperative, and add 5G mobile broadband capacity, a substantial public interest benefit.  NextNav’s NextGen technology will allow one or more partners to integrate our Lower 900MHz spectrum into their 5G networks, while NextNav implements, operates and manages additional PNT-optimized infrastructure over the 5G network.

We currently deliver differentiated PNT solutions through our network-based Pinnacle and TerraPoiNT solutions. Our Pinnacle service provides accurate altitude to any device with a barometric pressure sensor, including most off-the-shelf smartphones., We launched our Pinnacle network in partnership with AT&T Services, Inc. for FirstNet®, the nationwide, interoperable public safety broadband network, and our network covers over 90% of commercial structures over three stories in the U.S. In addition to public safety applications and FirstNet®, our network is being used for enhanced 911 by Verizon Communications, Inc., and a growing set of devices operating on the remaining national cellular network providers.  Our Pinnacle network is also an important component of our PNT resiliency services, and is being evaluated as a persistent PNT characterization platform.

Our TerraPoiNT systems is a terrestrially-based network designed to address the limitations and vulnerabilities inherent in space-based PNT systems, and our NextGen technology, through the adoption of 5G NR, will simultaneously support both PNT and 5G broadband capabilities.  Space-based PNT systems transmit a faint, unencrypted signal, which is often unavailable indoors, distorted in urban areas, and vulnerable to both jamming and spoofing. TerraPoiNT and its NextGen evolution overcome these limitations through the terrestrial transmission of a PNT signal on licensed Lower 900 MHz spectrum. Unlike space-based signals, the TerraPoiNT and NextGen signals can be reliably received indoors and in urban areas, are difficult to jam or spoof, and can support robust authentication. TerraPoiNT and NextGen signals can embed Pinnacle information to provide a full 3D PNT solution, and can be configured to provide NIST timing distribution services. Because our NextGen technology will be built on 5G NR, we expect significantly increased geographic coverage, more rapid network availability and expanded device availability for PNT services when combined with one or more 5G broadband partners’ networks.  We believe that these capabilities are an essential complement and backup in the event of GPS disruptions, and are a critical need due to the economy’s reliance on GPS for location and precision timing. GPS resiliency is increasingly a U.S. national security priority, and is rising in priority in the European Union, non-European Union countries in Eastern Europe and in other parts of the world due to both the demonstrated vulnerability and lack of local control of space-based signals and systems, highlighted by recent events in Ukraine, the Middle East and elsewhere. Critical infrastructure, including communications networks and power grids, require a reliable GPS signal for accurate timing. A failure of GPS could be catastrophic, and there is no comprehensive terrestrial backup that is widely deployed today.

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Simultaneously, demand for wireless data services continues to grow. The backbone of wireless data services, electromagnetic spectrum, is a finite resource. Our spectrum licenses in the Lower 900 MHz band are referred to as “low-band spectrum”. There is a finite amount of low-band spectrum available, and it has favorable coverage characteristics compared to higher frequencies, including the ability to provide services indoors and at greater distances. These characteristics result in its ability to be used for coverage and to be deployed more economically, with higher-frequency spectrum often used to provide additional capacity in targeted locations. Our transition to 5G NR as the basis for our PNT services will provide a technical capability for simultaneous broadband data in our band, in addition to our PNT services, and, subject to appropriate regulatory approvals, may allow us to utilize our spectrum to help meet the continued, growing demand for wireless data capacity while making more efficient use of our Lower 900MHz spectrum licenses.

As of March 2024, TerraPoiNT is deployed and available, with metro-wide service in the San Francisco Bay Area and select services available in 92 total markets nationally. It is also in use by the National Aeronautics and Space Administration at its Langley Research Center in Hampton, VA for drone operations research and at its Ames facility in Mountain View, CA, leveraging our network in the San Francisco Bay Area.

On October 31, 2022, we acquired Nestwave, SAS, a French société par actions simplifiée (as subsequently renamed, “NextNav France”), a privately held global leader in low-power geolocation, and completed integrating the NextNav France team into our existing engineering and technology organization during 2023. NextNav France provides advanced geolocation solutions to Internet of Things (“IOT”) modem and digital signal processor vendors and end IOT users. We believe that the combination of our technology with NextNav France’s LTE/5G capabilities will assist us in evolving our system to align with 5G NR.

NextNav France’s intellectual property also included a “soft GPS” capability, allowing GPS processing on LTE and 5G NR chipsets, reducing the cost and power requirements for certain types of GPS services for IOT devices.  We have licensed this technology to chipset vendors, including a global Tier 1 LTE and 5G NR modem vendor.  We expect to start to see the results of these licensing arrangements in 2024.

Our Strategy

Domestically, we operate primarily as a facilities-based service provider, leveraging our intellectual property, spectrum assets and partnerships with key customers. Our target customers include wireless carriers, applications developers, and adjacent businesses selling PNT products and systems to end users, and Federal, state and local governmental entities. Subject to regulatory approvals and the successful evolution of our technology to align with 5G NR standards, our spectrum can be used to offer high-bandwidth data capabilities.  We deploy sensor and network capabilities, either directly or with our customers and partners, and license access to our technologies and the data generated by our networks to our customers. Internationally, we provide equipment, software and services to our customers to enable them to partner in the operation of our systems in their home markets. The key elements of our strategy include:

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Continue to build on our leadership in complementary PNT. We anticipate that the expanded availability of our systems will continue to provide enhanced value to existing customers and open new vertical markets. In addition to our relationship with FirstNet®, built with AT&T, and our public safety offerings, we are continuing to grow our E911 service, including with Verizon, and have licensed our technology to devices operating on the remaining nationwide wireless carriers. We are working closely with the DoT and the U.S. Department of Homeland Security (“DHS”), among other agencies, as well as the U.S. Congress to drive our PNT solutions to be a critical component of national backup capabilities for GPS, with government action expected to be a precursor to broader adoption by commercial enterprise, IOT and critical infrastructure customers. Redundancy to space-based PNT systems is rising in priority in the European Union, non-European Union countries in Eastern Europe and in other parts of the world due to both the demonstrated vulnerability and lack of local control of space-based signals and systems, highlighted by recent events in Ukraine and the Middle East, while MetCom, our partner in Japan, continues to build their services and asset base utilizing our technologies.

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Evolve our system to be fully aligned with 5G NR standards. We built the original technology for our TerraPoiNT system to maximize compatibility with the GPS ecosystem.  With the integration of technologies acquired with NextNav France, we demonstrated the ability to combine elements of a dedicated positioning system with cellular signals to improve service reach, reduce initial deployment cost and potentially expand the number of addressable devices.  We are now further evolving the technical foundation of our system to 5G NR. This will allow us to continue to provide PNT services, while extending the use of our spectrum by enabling data capacity similar to other 5G NR communications systems. We anticipate that this may allow us to significantly increase the scope of potential customers and partners, improve the geographic coverage of our business and align our operations with the mainstream global cellular ecosystem, increasing the potential reach of our services.

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Continue seeking ways to maximize the value of our spectrum licenses. NextNav will continue to evaluate ways to enhance the value of its spectrum licenses, including by taking full advantage of the opportunities presented by implementing 5G NR and pursuing additional uses of our licensed spectrum.

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Business Combination

On October 28, 2021, we consummated a business combination pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2021, by and among us, Spartacus Acquisition Corporation, a Delaware special purpose acquisition company (“Spartacus”), NextNav Holdings, LLC, a Delaware limited liability company (“Holdings”) and the other parties thereto (the “Business Combination”). As a result of the Business Combination, certain blocker entities formed by Holdings’ equity holders, Holdings and the various operating subsidiaries of Holdings became our wholly owned subsidiaries, with the equity holders of each of such blocker entities and Holdings and Spartacus’ stockholders becoming our stockholders.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts “emerging growth companies,” as defined in Section 2(a)(19) of the Securities Act, from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an emerging growth company (for the period described in the immediately succeeding paragraph) and will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission (the “SEC”) or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure requirements as those that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Company History and Corporate Information

We were incorporated under the laws of the State of Delaware in May 2021 under the name “Spartacus Acquisition Shelf Corp.” by Spartacus Acquisition Corporation, a Delaware special purpose acquisition company, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets. On October 28, 2021, in connection with the closing of the Business Combination, we changed our name to “NextNav Inc.”

Our principal executive office is located at 1775 Tysons Blvd., 5th Floor, McLean, VA 22102. Our telephone number is (800) 775-0982, and our website address is www.nextnav.com. Information contained on, or accessible through, our website is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Our operating subsidiary, NextNav, LLC (a wholly owned subsidiary of NextNav Holdings, LLC), was formed in October 2007 under the laws of the State of Delaware. In connection with the Business Combination, the various operating subsidiaries of NextNav Holdings, LLC became our wholly owned subsidiaries.

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THE OFFERING

Issuer	NextNav Inc.

Shares of Common Stock to be offered by the Selling Stockholders	Up to 237,722 shares.

Offering price

The Selling Stockholders may offer, sell or distribute all or a portion of the Registered Shares either through public or private transactions at prevailing market rates or at negotiated prices. See the section entitled “Plan of Distribution.”

Terms of offering	The Selling Stockholders will determine when and how they sell their respective Registered Shares offered in this prospectus. See the section entitled “Plan of Distribution.”

Use of proceeds

We will not receive any proceeds from the sale of the Registered Shares by the Selling Stockholders. We have agreed to bear the expenses relating to the registration of the Registered Shares. See the section entitled “Use of Proceeds.”

Risk factors

You should read the section entitled “Risk Factors” and the other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

The Nasdaq Capital Market symbol — Common Stock	“NN”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before you decide whether to invest in our securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. You should consult your own financial and legal advisors as to the risks entailed by an investment in our securities and the suitability of investing in our securities in light of your particular circumstances. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to the resale, from time to time, by the Selling Stockholders of up to 237,722 Registered Shares. All of the securities registered pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. The proceeds from any disposition of the Registered Shares will be received by the Selling Stockholders; we will not receive any of the proceeds from these sales.

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THE SELLING STOCKHOLDERS

We are registering the Registered Shares pursuant to the terms of the Registration Rights Agreement in order to permit the Selling Stockholders to offer the Registered Shares for resale from time to time pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Registered Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of Registered Shares that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the Registered Shares offered hereby. We have based percentage ownership on 122,432,870 shares of Common Stock outstanding as of May 24, 2024. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Registered Shares. The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of their shares since the date on which such information was furnished. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Registered Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the following table, we have assumed that the Selling Stockholders will have sold all of the Registered Shares upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See the section entitled “Plan of Distribution.”

All expenses incurred with respect to the registration of the Registered Shares will be borne by us, but we will not be obligated to pay underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal and incidental expenses incurred by the Selling Stockholders in connection with the sale of such securities.

Except as noted below, none of the Selling Stockholders, nor any of their respective associates or affiliates, has held any position, office, or other material relationship with us in the past three years.

5

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock to be Sold in this Offering	Shares of Common Stock Beneficially Owned After this Offering	%
Alan R. Spachman(1)	348,016	3,804	344,212	*
Ancora Merlin Institutional LP	1,426,410	12,742	1,413,668	1.15%
Ancora Merlin LP	90,481	808	89,673	*
Anita M Gage Living Trust U/A 01/02/1996(2)	174,008	1,902	172,106	*
Anthony Morris & Elizabeth W. Morris(3)	43,812	479	43,333	*
Arthur F. Anton(4)	43,502	475	43,027	*
Capital Ventures International(5)	4,446,472	34,320	4,412,152	3.60%
CF Special Situation Fund I LP	2,491,528	22,821	2,468,707	2.02%
Charles L. Frischer(6)	9,572,017	2,160	9,569,857	7.82%
Clarion Direct Investment, LLC - Series B	87,932	961	86,971	*
Conover Capital Partners LLC	155,449	1,698	153,751	*
David Glickman(7)	43,502	475	43,027	*
Diana Hyland Family Trust DTD 10/15/2010	108,755	1,189	107,566	*
Donald Timothy Pembridge	31,130	340	30,790	*
Fred P. Kenny	108,755	1,189	107,566	*
Gerrit C Kuechle Living Trust U/A dated 2/8/2010(8)	65,871	720	65,151	*
HJL Trust	21,290	190	21,100	*
Jeffrey W. Mack & Carol C. Mack(9)	22,059	241	21,818	*
JKJ Special Situation Fund, LP	128,875	1,151	127,724	*
Jonathan O. Crane(10)	49,502	475	49,027	*
Kristofer K. Spreen & Janet A. Spreen	43,502	475	43,027	*
Live Microsystems Inc.	1,400,233	16,440	1,383,793	1.13%
Louis G. Joseph	77,822	849	76,973	*
Mark H. Summers & Stephanie A. Summers	43,502	475	43,027	*
Mark T. Jamieson and Jo Ann M. Jamieson(11)	31,130	340	30,790	*
Matthew S. Beverstock(12)	31,131	340	30,791	*
Pamela A. Summers(13)	87,932	961	86,971	*
Pandora Select Partners, LP(14)	488,104	4,799	483,305	*
Paul Joseph Denby & Tracy Ann Denby	81,809	679	81,130	*
Pubco Corporation	348,016	3,804	344,212	*
R&D Real Estate LLC(15)	152,137	1,358	150,779	*
Reds Road Holdings(16)	1,138,937	475	1,138,462	*
Rhodes J. McKee(17)	22,059	241	21,818	*
Samuel R. Scott(18)	348,016	3,804	344,212	*
Scott Patrick Snow Trust	109,682	1,199	108,483	*
Steven Gomillion & Margaret Gomillion(19)	31,130	340	30,790	*
Sunset Advisors LLC	77,724	849	76,875	*
The Buoncore Group LLC(20)	87,004	951	86,053	*
Thomas F. McKee(21)	22,059	241	21,818	*
Timothy Hyland(22)	175,555	1,919	173,636	*
WCCP NextNav Holdings, LLC(23)	2,310,611	20,641	2,289,970	1.87%
Whitebox GT Fund, LP(24)	488,104	4,799	483,305	*
Whitebox Multi-Strategy Partners, LP(25)	3,906,206	38,402	3,867,804	3.16%
Whitebox Relative Value Partners, LP(26)	2,441,207	23,999	2,417,208	1.97%
William B Clutterbuck Revocable Trust DTD 11/3/95(27)	31,130	340	30,790	*
William Ryan Goldman(28)	174,008	1,902	172,106	*
Thomas O. Boucher Jr. (29)	182,378	595	181,783	*
Ronald Brooks(30)	239,261	2,615	236,646	*
Adam Chinn(31)	259,208	1,902	257,306	*
Robert C. Clutterbuck(32)	225,244	2,462	222,782	*
Robert T. Clutterbuck(33)	838,074	4,951	833,123	*
Ryan and Kimberly Crane(34)	263,510	2,377	261,133	*
Doon 2011 Trust(35)	26,751	238	26,513	*
Brian Gevry(36)	77,724	849	76,875	*
Patricia Jamieson(37)	174,008	1,902	172,106	*
Adam Janovic(38)	41,502	475	41,027	*
Neil S. Janovic(39)	43,502	475	43,027	*
Evan Rapp(40)	10,875	119	10,756	*
Total	35,990,153	237,722	35,752,431	29.20%

6

(1)      The aggregate amount beneficially owned by this Selling Stockholder includes 337,037 shares of Common Stock issuable upon the exercise or conversion of warrants.

(2)      The aggregate amount beneficially owned by this Selling Stockholder includes 168,518 shares of Common Stock issuable upon the exercise or conversion of warrants.

(3)      The aggregate amount beneficially owned by this Selling Stockholder includes 6,606 shares of Common Stock issuable upon the exercise or conversion of warrants.

(4)      The aggregate amount beneficially owned by this Selling Stockholder includes 42,130 shares of Common Stock issuable upon the exercise or conversion of warrants.

(5)      The aggregate amount beneficially owned by this Selling Stockholder includes 3,041,157 shares of Common Stock issuable upon the exercise or conversion of warrants.

(6)      The aggregate amount beneficially owned by this Selling Stockholder includes 1,097,749 shares of Common Stock issuable upon the exercise or conversion of warrants and 1,922,735 shares of Common Stock issuable upon the exercise or conversion of options.

(7)      The aggregate amount beneficially owned by this Selling Stockholder includes 42,130 shares of Common Stock issuable upon the exercise or conversion of warrants.

(8)      The aggregate amount beneficially owned by this Selling Stockholder includes 63,796 shares of Common Stock issuable upon the exercise or conversion of warrants.

(9)      The aggregate amount beneficially owned by this Selling Stockholder includes 21,365 shares of Common Stock issuable upon the exercise or conversion of warrants.

(10)   The aggregate amount beneficially owned by this Selling Stockholder includes 42,130 shares of Common Stock issuable upon the exercise or conversion of warrants.

(11)   The aggregate amount beneficially owned by this Selling Stockholder includes 30,093 shares of Common Stock issuable upon the exercise or conversion of warrants.

(12)   The aggregate amount beneficially owned by this Selling Stockholder includes 15,047 shares of Common Stock issuable upon the exercise or conversion of warrants.

(13)   The aggregate amount beneficially owned by this Selling Stockholder includes 85,162 shares of Common Stock issuable upon the exercise or conversion of warrants.

(14)   The aggregate amount beneficially owned by this Selling Stockholder includes 474,271 shares of Common Stock issuable upon the exercise or conversion of warrants.

(15)   The aggregate amount beneficially owned by this Selling Stockholder includes 148,149 shares of Common Stock issuable upon the exercise or conversion of warrants.

(16)   The aggregate amount beneficially owned by this Selling Stockholder includes 752,067 shares of Common Stock issuable upon the exercise or conversion of warrants.

(17)   The aggregate amount beneficially owned by this Selling Stockholder includes 21,365 shares of Common Stock issuable upon the exercise or conversion of warrants.

(18)   The aggregate amount beneficially owned by this Selling Stockholder includes 337,037 shares of Common Stock issuable upon the exercise or conversion of warrants.

(19)   The aggregate amount beneficially owned by this Selling Stockholder includes 30,093 shares of Common Stock issuable upon the exercise or conversion of warrants.

(20)   The aggregate amount beneficially owned by this Selling Stockholder includes 60,185 shares of Common Stock issuable upon the exercise or conversion of warrants.

(21)   The aggregate amount beneficially owned by this Selling Stockholder includes 21,365 shares of Common Stock issuable upon the exercise or conversion of warrants.

(22)   The aggregate amount beneficially owned by this Selling Stockholder includes 170,023 shares of Common Stock issuable upon the exercise or conversion of warrants.

(23)   The aggregate amount beneficially owned by this Selling Stockholder includes 2,251,112 shares of Common Stock issuable upon the exercise or conversion of warrants.

(24)   The aggregate amount beneficially owned by this Selling Stockholder includes 474,271 shares of Common Stock issuable upon the exercise or conversion of warrants.

(25)   The aggregate amount beneficially owned by this Selling Stockholder includes 3,795,509 shares of Common Stock issuable upon the exercise or conversion of warrants.

(26)   The aggregate amount beneficially owned by this Selling Stockholder includes 2,372,026 shares of Common Stock issuable upon the exercise or conversion of warrants.

7

(27)   The aggregate amount beneficially owned by this Selling Stockholder includes 30,093 shares of Common Stock issuable upon the exercise or conversion of warrants.

(28)   The aggregate amount beneficially owned by this Selling Stockholder includes 168,518 shares of Common Stock issuable upon the exercise or conversion of warrants.

(29)   The aggregate amount beneficially owned by this Selling Stockholder includes 50,662 shares of Common Stock issuable upon the exercise or conversion of warrants.

(30)   The aggregate amount beneficially owned by this Selling Stockholder includes 231,713 shares of Common Stock issuable upon the exercise or conversion of warrants.

(31)   The aggregate amount beneficially owned by this Selling Stockholder includes 168,518 shares of Common Stock issuable upon the exercise or conversion of warrants.

(32)   The aggregate amount beneficially owned by this Selling Stockholder includes 218,172 shares of Common Stock issuable upon the exercise or conversion of warrants.

(33)   The aggregate amount beneficially owned by this Selling Stockholder includes 394,373 shares of Common Stock issuable upon the exercise or conversion of warrants.

(34)   The aggregate amount beneficially owned by this Selling Stockholder includes 210,648 shares of Common Stock issuable upon the exercise or conversion of warrants.

(35)   The aggregate amount beneficially owned by this Selling Stockholder includes 21,065 shares of Common Stock issuable upon the exercise or conversion of warrants.

(36)   The aggregate amount beneficially owned by this Selling Stockholder includes 75,231 shares of Common Stock issuable upon the exercise or conversion of warrants.

(37)   The aggregate amount beneficially owned by this Selling Stockholder includes 168,518 shares of Common Stock issuable upon the exercise or conversion of warrants.

(38)   The aggregate amount beneficially owned by this Selling Stockholder includes 40,130 shares of Common Stock issuable upon the exercise or conversion of warrants.

(39)   The aggregate amount beneficially owned by this Selling Stockholder includes 42,130 shares of Common Stock issuable upon the exercise or conversion of warrants.

(40)   The aggregate amount beneficially owned by this Selling Stockholder includes 10,532 shares of Common Stock issuable upon the exercise or conversion of warrants.

*	Denotes less than one percent of class.

8

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of undesignated preferred stock, par value $0.0001 per share. As of May 24, 2024, there were approximately 122,432,870 shares of our Common Stock outstanding and no shares of preferred stock outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of Common Stock are entitled to receive dividends and other distributions (payable in cash, property or our capital stock) when, as and if declared thereon by our board of directors (our “Board”) from time to time out of any assets or funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Voting Rights

Except as otherwise required by law or our charter (including any preferred stock designation), (i) the holders of Common Stock possess all voting power with respect to the Company and (ii) each outstanding share of Common Stock entitles the holder to one vote on any matter properly submitted to the stockholders.

Preemptive Rights

Holders of outstanding shares of our Common Stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or Redemption Rights

Our Common Stock is neither convertible nor redeemable.

Liquidation Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock upon our liquidation, the holders of our Common Stock are entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of our Common Stock held by each stockholder.

Preferred Stock

Our Board may, without further action by our stockholders, from time to time, direct the issuance of up to 100,000,000 shares of preferred stock in one or more series and may, at the time of issuance, fix the voting powers, if any, and determine the designations, powers, preferences, and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. Accordingly, our Board, without stockholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock, may adversely affect the voting and other rights of the holders of our Common Stock, and could have the effect of delaying, deferring or preventing a change of control of us or other corporate action.

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Anti-Takeover Effects of our Charter and Bylaws

Our charter, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of our Common Stock held by stockholders.

These provisions include:

Special Meetings of Stockholders

Our charter and bylaws provide that, subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, special meetings of our stockholders may be called only by the chairman of our Board, our chief executive officer, or our Board pursuant to a resolution adopted by a majority of the Board. Our bylaws also prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholders’ proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice and on the record date for the meeting, who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Additionally, our bylaws provide that if the stockholder does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by us. Although our bylaws will not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Removal of Directors; Vacancies

Our charter and bylaws provide that, subject to the rights of any holders of any class or series of capital stock then outstanding, any or all of the directors may be removed from office, with or without cause, by the affirmative vote of holders of at least two-thirds (2/3) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, our bylaws provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, by a sole remaining director (and not by stockholders).

Supermajority Approval Requirements

Our charter and bylaws provide that our Board is expressly authorized to adopt, amend, alter or repeal our bylaws without any action on the part of the stockholders, subject to limited exceptions. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the bylaws. The bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares entitled to vote on the election of directors, in addition to any vote of the holders of any class or series of capital stock required by law (or any preferred stock designation).

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

10

Our charter provides that, in addition to any vote of the holders of any class or series of our stock required by law or by the charter, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend Article V (Board of Directors), Article VI (Bylaws), Article VII (Special Meeting of Stockholders; Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Amendment of the Amended and Restated Certificate of Incorporation) or Article X (Exclusive Forum from Certain Lawsuits; Consent to Jurisdiction) of the charter; provided that if two-thirds (2/3) of the Board has approved such amendment or repeal or adoption, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors shall be required to amend or repeal, or adopt any provision inconsistent with, the Articles listed in this sentence.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Common Stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, to facilitate acquisitions and for employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Business Combinations

We are and will continue to be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and certain employee stock plan; or (3) at or after the time the stockholder became and interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

11

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholders bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ stock thereafter devolved by operation of law.

Exclusive Forum

Our charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against us or any director, officers or employees arising pursuant to any provision of the DGCL, our charter, or our bylaws or (4) any action asserting a claim against us, our directors, officers or employees that is governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (1) though (4) above, any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL and our charter and we have entered into indemnification agreements with each of our officers and directors, which require us to indemnify our directors and officers for expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions included in our charter and bylaws and the indemnification agreements may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

12

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Our Common Stock is listed on Nasdaq under the symbol “NN”.

PLAN OF DISTRIBUTION

We are registering the Registered Shares covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees connected with the registration of the Registered Shares will be borne by us. Any brokerage commissions and similar expenses connected with selling the Registered Shares will be borne by the Selling Stockholders.

The Selling Stockholders may offer and sell the Registered Shares covered by this prospectus from time to time in one or more transactions. When we refer to “Selling Stockholders,” we mean the persons listed in the section entitled “Selling Stockholders,” and the pledgees, donees, transferees and other successors-in-interest who may come to hold any of the Selling Stockholders’ interest in the Registered Shares through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

  through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;
  in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
  directly to a limited number of purchasers or to a single purchaser;
  through agents;
  by delayed delivery contracts or by remarketing firms;
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
  exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
  block trades in which the broker-dealer attempts to sell the Registered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
  a combination of any such method of sale; or
  any other method permitted pursuant to applicable law.
13

In connection with distributions of the Registered Shares or otherwise, the Selling Stockholders may:

  sell the Registered Shares:
  in negotiated transactions;
  in one or more transactions at a fixed price or prices, which may be changed from time to time;
  at market prices prevailing at the times of sale;
  at prices related to such prevailing market prices;
  at negotiated prices;
  on a national securities exchange;
  in the over-the-counter market; or
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;
  sell the Registered Shares short and/or deliver the Registered Shares to close out short positions;
  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of Registered Shares covered by this prospectus, which they may in turn resell; or
  pledge Registered Shares to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The Selling Stockholders may also resell all or a portion of the Registered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

If underwriters are used in the sale of any Registered Shares, such Registered Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Registered Shares may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

If a dealer is used in an offering of Registered Shares, the dealer may purchase the securities, as principal. The dealer may then resell the Registered Shares to the public at varying prices to be determined by the dealer at the time of sale.

Registered Shares may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Underwriters who participate in the distribution of Registered Shares may be granted an option to purchase additional Registered Shares in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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In connection with sales of Registered Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Registered Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Registered Shares short and the Selling Stockholders may deliver Registered Shares covered by this prospectus to close out short positions and to return borrowed Registered Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Registered Shares to broker-dealers that in turn may sell such Registered Shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares offered by this prospectus, which Registered Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Registered Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Registered Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders may also transfer and donate Registered Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriters, broker-dealers or agents who may become involved in the sale of Registered Shares may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders and/or from the purchasers of Registered Shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Stockholders and any broker-dealer or agent regarding the sale of any Registered Shares by the Selling Stockholders.

The Selling Stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Registered Shares covered by this prospectus may be “underwriters” under the Securities Act with respect to those Registered Shares and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Registered Shares acquired as principal, may constitute underwriting discounts and commissions. If the Selling Stockholders are deemed to be underwriters, the Selling Stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Stockholders to sell the Registered Shares in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the Registered Shares for sale in those states unless an exemption from registration and qualification is available and the Selling Stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Registered Shares in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Registered Shares to engage in market-making activities with respect to the Registered Shares. All of the foregoing may affect the marketability of the Registered Shares and the ability of any person to engage in market-making activities with respect to the Registered Shares.

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If any Selling Stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of Registered Shares through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

  the number of Registered Shares involved in the arrangement;
  the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Registered Shares, as required;
  the proposed selling price to the public;
  any discount, commission or other underwriting compensation;
  the place and time of delivery for the Registered Shares being sold;
  any discount, commission or concession allowed, reallowed or paid to any dealers; and
  any other material terms of the distribution of Registered Shares.

In addition, if the Selling Stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Stockholder intends to sell more than 500 securities, we will file a supplement to this prospectus, if required.

LEGAL MATTERS

The validity of the Registered Shares being offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, New York, New York.

EXPERTS

The consolidated financial statements of NextNav Inc. appearing in NextNav Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act, and file periodic and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public at no cost on, or accessible through, our website under the heading “Investors” at www.nextnav.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference into and are not part of this prospectus or the registration statement of which this prospectus is a part.

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If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

NextNav Inc.
Attn: Investor Relations
1775 Tysons Blvd., 5th Floor
McLean, VA 22102
Telephone: (800) 775-0982

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024 (including those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K);
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 8, 2024;
  our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 22, 2024, March 11, 2024, March 15, 2024, April 16, 2024, May 7, 2024 and May 20, 2024; and
  the description of our Common Stock contained in our Registration Statement on Form 8-A filed on October 28, 2021, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: NextNav Inc., Investor Relations, at 1775 Tysons Blvd., 5th Floor, McLean, VA 22102 or (800) 775-0982. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.nextnav.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

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237,722 Shares of Common Stock

PROSPECTUS

                , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be borne by the registrant in connection with the issuance and distribution of the Registered Shares being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$278.95
Accounting fees and expenses	9,500.00
Legal fees and expenses	40,000.00
Financial printing and miscellaneous expenses	2,000.00
Total	$51,778.95

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify our directors and officers for expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits

(a)	Exhibits

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of NextNav Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by NextNav Inc. on November 2, 2021).
3.2*	Bylaws of NextNav Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
4.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by NextNav Inc. on August 25, 2021).
5.1	Opinion of Hogan Lovells US LLP.
10.1*

Resale Registration Rights Agreement, dated May 9, 2023, by and among NextNav Inc. and the Parties named therein (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by NextNav Inc. on August 9, 2023).

23.1	Consent of Ernst & Young LLP
23.2	Consent of Hogan Lovells LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

*	Filed previously.

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Item 17. Undertakings

(a)                 The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on June 5, 2024.

NEXTNAV INC.

By:	/s/ Mariam Sorond
Name:	Mariam Sorond
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Mariam Sorond and Christian Gates, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Mariam Sorond	President, Chief Executive Officer and Director	June 5, 2024
Mariam Sorond	(Principal Executive Officer)

/s/ Christian D. Gates	Executive Vice President and Chief Financial Officer	June 5, 2024
Christian D. Gates	(Principal Financial Officer)

/s/ Sammaad R. Shams	Chief Accounting Officer	June 5, 2024
Sammaad R. Shams	(Principal Accounting Officer)

/s/ Jonathan A. Marcus	Director	June 5, 2024
Jonathan A. Marcus

/s/ John B. Muleta	Director	June 5, 2024
John B. Muleta

/s/ Bandel L. Carano	Director	June 5, 2024
Bandel L. Carano

/s/ Alan B. Howe	Director	June 5, 2024
Alan B. Howe

/s/ Neil S. Subin	Director	June 5, 2024
Neil S. Subin

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